HAROLD Y. SPECTOR, CPA CAROL S. WONG, CPA	SPECTOR& WONG, LLP Certified Public Accountants (888) 584-5577 FAX (626) 584-6447	80 SOUTH LAKE AVENUE SUITE 723 PASADENA, CA 91101

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporated by reference in this Registration Statement on Form SB-2 of our report dated June 14, 2007, relating to the financial statement of uKarma Corporation.

/s/ Spector & Wong, LLP
Spector & Wong, LLP

Pasadena, California June 25, 2007